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                                                                  EXHIBIT 99(a)

/x/ PLEASE MARK VOTES AS IN THE EXAMPLE


                                 REVOCABLE PROXY
                              BANKNORTH GROUP, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                                  MARCH 7, 2000


     The undersigned, as a holder of common stock of Banknorth Group, Inc. ("Banknorth"), hereby appoints William H. Chadwick and Kathleen Hoisington as Proxies, with the full power of substitution, to represent and to vote as designated herein all of the shares of Banknorth common stock which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Clarion Hotel & Conference Center, 1117 Williston Road, Burlington, Vermont 05403, on Tuesday, March 7, 2000, at 10:30 a.m., Eastern Time, or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

     Please be sure to sign and date this Proxy in the box below.

     Date ________________


     ____________________________________   __________________________________
     Shareholder sign above                 Co-holder (if any) sign above


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     1.  Proposal to adopt an Agreement and Plan of Merger, dated as of June 1,
         1999, between Peoples Heritage Financial Group, Inc. ("Peoples Heritage") and Banknorth Group, Inc. ("Banknorth"), as amended, which provides, among other things, for (i) the merger of Banknorth with and into Peoples Heritage under the name "Banknorth Group, Inc." and (ii) the conversion of each share of Banknorth common stock outstanding immediately prior to the merger (other than certain shares specified in the Agreement and Plan of Merger) into the right to receive 1.825 shares of Peoples Heritage common stock, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.


                 FOR                   AGAINST                 ABSTAIN
                 /  /                   /  /                    /  /


     2. In their discretion, upon any other matter that may properly come before the Special Meeting of Shareholders or any adjournment or adjournments thereof.

     PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.  / /

     SHARES OF BANKNORTH COMMON STOCK WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 1, 1999, BETWEEN PEOPLES HERITAGE FINANCIAL GROUP, INC. AND BANKNORTH, AS AMENDED. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF SHAREHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

         THE BOARD OF DIRECTORS OF BANKNORTH RECOMMENDS A VOTE "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

Detach above card, sign, date and mail in postage paid envelope.

                                              BANKNORTH GROUP, INC.

PLEASE ACT PROMPTLY. SIGN, DATE AND MAIL YOUR PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.